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                         Share Exchange Agreement
                          for the Acquisition of
                 Family Telecommunications Incorporated by
                          Medcross, Inc. (I-Link)


     This Share Exchange Agreement ("Agreement") is effective as of January 1, 1997, by and among MEDCROSS, INC. (to be renamed I-LINK INCORPORATED), a corporation organized and existing under the laws of the State of Florida (hereafter "I-Link"), FAMILY TELECOMMUNICATIONS INCORPORATED, a corporation organized and existing under the laws of the State of Utah (hereafter "FTI"), and ROBERT W. EDWARDS, JR., and JERALD L. NELSON (hereafter individually "Edwards" and "Nelson", and collectively the "FTI Shareholders").

                           W I T N E S S E T H:

     WHEREAS, I-Link is a publicly-held corporation in the telecommunications services business; and

     WHEREAS, FTI is a privately-held corporation in the business of providing telephone services, all of the issued and outstanding capital stock of which is owned by the FTI Shareholders; and

     WHEREAS, the parties intend by this Agreement to provide for the acquisition of FTI by I-Link by means of an exchange with the FTI Shareholders of all of FTI's outstanding shares for common shares of I-Link.

     NOW, THEREFORE, in consideration of the mutual covenants and obligations set forth herein, it is agreed as follows:


     l. Acquisition of the FTI Shares. Subject to the terms and conditions contained herein, I-Link agrees to acquire, and the FTI Shareholders agree to sell and transfer to I-Link all of the issued and outstanding shares of capital stock of FTI, in exchange for the consideration described in Section 2 below, and the other covenants and consideration contained herein.


     2. Consideration. In exchange for all of the issued and outstanding stock of FTI, I-Link shall pay to the FTI Shareholders the following consideration:

          (a) Subsequent to the Closing (as defined in Section 6 below), and at such time as all of the contingencies set forth in this Section 2(a) are met, I-Link shall issue and deliver to Edwards 280,000 shares of the common stock of I-Link, and shall issue and deliver to Nelson 120,000 shares of the common stock of I-Link (collectively the "Shares" and further described in Section 3 below). Issuance and delivery of the Shares shall be subject to the completion to I-Link's reasonable satisfaction of the following (the "Contingencies"):

               (i) Completion and delivery to I-Link of an audit by Coopers & Lybrand of FTI's financial statements for the twelve month period ended December 31, 1996 and the issuance of Coopers & Lybrand's unqualified audit opinion, confirming the existence of no material discrepancies from the representations, warranties and exhibits made and delivered by FTI and/or the FTI Shareholders under this Agreement;

               (ii) Completion and delivery to I-Link of a formal valuation of FTI and its assets prepared by Coopers & Lybrand, confirming that the terms of the share exchange are fair to I-Link and its shareholders as reasonably determined by I-Link;

               (iii) Approval by I-Link's shareholders at I-Link's next Shareholders' Meeting (currently scheduled for March 1997) of an Amendment to I-Link's Articles of Incorporation increasing the number of common shares I-Link is authorized to issue from 20,000,000 to 50,000,000; and

               (iv) The existence at such time as (i), (ii) and (iii) above shall be completed of no material breach of any of the representations and warranties made by FTI and/or the FTI Shareholders under this Agreement.

          (b) At the Closing I-Link shall enter into employment contracts with Edwards and Nelson in the form attached hereto as Exhibit 2(b), which include such employee benefits as are standard for I-Link's employees.

     3. The I-Link Shares/Piggyback Registration. The Shares have not been registered under the Securities Act of 1933, as amended (the "Act"); accordingly, the certificates representing the Shares shall bear the following legend:

          The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended ("Act"), and may not be offered or sold except pursuant to (i) an effective registration statement under the Act, (ii) to the extent applicable, Rule 144 under the Act (or any similar rule under such Act relating to the disposition of securities), or (iii) an opinion of counsel, if such opinion shall be reasonably satisfactory to counsel to the issuer, that an exemption from registration under such Act is available.


     If, at any time from the date hereof through December 31, 2001, I-Link proposes to register any of its securities under the Act (other than in connection with a merger, pursuant to Form S-8, or pursuant to the SB-2 registration statement filed with the SEC on December 16, 1996) it will give written notice by registered mail, at least thirty (30) days prior to the filing of each such registration statement, to each of the FTI Shareholders of its intention to do so. If either of the FTI Shareholders notify I-Link within twenty (20) days after receipt of any such notice of their desire to include any of the Shares in such proposed registration statement, I-Link shall afford the FTI Shareholders the opportunity to have any of the Shares registered under such registration statement. Notwithstanding the foregoing, I-Link shall have the right at any time after it shall have given written notice pursuant to this Section 2(a) (irrespective of whether a written request for inclusion of any of the Shares shall have been made) to elect not to file any such proposed registration statement, or to withdraw the same after the filing but prior to the effective date thereof.


     4. Representations, Warranties and Agreements of Company and the FTI Shareholders. FTI and the FTI Shareholders, jointly and severally represent and warrant to and agree with I-Link with respect to the affairs of FTI that:

          (a) FTI is duly organized and existing under the laws of the State of Utah and is authorized and qualified to own and operate its properties and assets and conduct its business as, and in all jurisdictions where, such properties and assets are owned and operated and such business conducted. FTI has duly filed any and all certificates and reports required to be filed to date by the laws of and any other applicable law.

          (b) FTI has authorized 10,000 shares of common stock, $.001 par value, of which 1,200 shares are validly issued and outstanding to Edwards and 800 shares are validly issued and outstanding to Nelson. There are no outstanding options, warrants, or other rights to acquire any stock, ownership interest, or other securities of FTI.

          (c) Neither the FTI Shareholders, FTI nor its directors, officers, fiduciaries, agents or employees, is in violation of any applicable law, rule, regulation or requirement of any governmental authority in any way relating to FTI's business. Consummation of the transactions contemplated hereby, and continuation by I-Link of FTI's business in the same manner as heretofore conducted by it will be in compliance with all presently applicable laws, rules, regulations and requirements of all governmental authorities without the necessity for any license or permit or other action or permission in the nature thereof, or any registration with, or consent of, any governmental authority.

          (d) Consummation of this transaction will not have any adverse effect on approvals, licenses and/or permits previously granted FTI by the Federal Communications Commission ("FCC"), or any state or local regulatory authority empowered to regulate the provision of telephone services, which are necessary for FTI to conduct its business, nor will the consummation of this transaction cause any such approvals, licenses and/or permits to become in any way invalid.

          (e) FTI is not in default under or in violation of any provisions of its Articles of Incorporation or Bylaws and neither the FTI Shareholders nor FTI is in default under or in violation of any restriction, lien, encumbrance, indenture, contract, lease, sublease, loan agreement, note or other obligation or liability relating to FTI's business to which any of the FTI Shareholders or FTI is a party or by which any of the FTI Shareholders or it is bound, or to which any of their or its assets are subject. Neither the execution and delivery of this Agreement nor consummation of the transactions contemplated hereby will conflict with or result in a breach of or constitute a default under any provision of the Articles of Incorporation or Bylaws of FTI or any restriction, lien, encumbrance, indenture, contract, lease, sublease, loan agreement, note or other obligation or liability to which any of the FTI Shareholders or FTI is a party or by which any of them are bound, or to which any of their or its assets are subject, or result in the creation of any encumbrance upon said assets. No other party has any right to acquire any ownership interest in or asset of FTI, nor does any party have any rights to market and sell the products and services of FTI on an exclusive basis.

          (f) The financial statements dated December 31, 1996, which are attached hereto as Exhibit 4(f) are correct and complete and fairly present the financial condition of FTI and its Affiliates at the dates described therein, and have been prepared in accordance with generally accepted accounting principles consistently applied.

          (g) Other than those reflected in Exhibit 4(g), FTI does not have any written or oral material obligation, liability, contract, agreement, lease, sublease, commitment or understanding of any kind, nature or description, fixed or contingent, due or to become due, existing or inchoate. FTI has no tax liabilities.

          (h) The accounts receivable of FTI shown on Exhibit 4(h) are proper and collectible at the aggregate recorded amounts thereof less any reserves shown thereon. Said reserves are reasonable in amount, both for the industry of which FTI is a part, and in view of the regular business practices of FTI, and do not exceed 5% of FTI's total accounts receivable.

          (i) The properties and assets presently owned by FTI include all properties and assets of every kind, class and description, real and personal, tangible and intangible, known and unknown, shown on the books of or used in the business of FTI and all properties and assets in which FTI had any right, title or interest on December 31, 1996. FTI has good title to and possession of all such known properties and assets free and clear of all restrictions, liens, encumbrances, rights, title and interests in others, except as set forth on Exhibit 4(g). No one other than FTI has any right, title, interest, restriction, lien or encumbrance in, on or to the businesses conducted by FTI.

          (j) FTI owns no real property other than leasehold improvements. All leasehold improvements, buildings, fixtures, and equipment owned or used by FTI are in reasonably good and sound condition and are in compliance with all laws, rules, regulations and requirements of governmental authorities, including, but not limited to those dealing with the usage, storage and disposal of hazardous wastes. There are no fuel storage tanks located on or around any real property leased or used by FTI. FTI has never received any notification from any local, state or federal authority of a violation of any rule, law or ordinance dealing with the usage, storage and disposal of hazardous wastes. FTI enjoys exclusive, peaceful and undisturbed possession under all leases to which it is a party. All such leases are valid, freely assignable and enforceable in accordance with their terms, and no party thereto is in default thereunder. The Lease Agreements (hereafter "Leases") attached hereto as Exhibit 4(j) are true and correct copies of the Leases entered into by FTI for all of the premises occupied by FTI, which Leases are presently in full force and effect, without amendment.

          (k) There are no suits or proceedings at law or in equity, or before or by any governmental agency or arbitrator, pending, threatened, anticipated or contemplated, which in any way affect FTI, and there are no unsatisfied or outstanding judgments, orders, decrees or stipulations affecting the FTI Shareholders, FTI or their assets or to which any of them is or may become a party which in any way affect the them. There are no claims against the FTI Shareholders or FTI pending, threatened, anticipated, or contemplated which, if valid, would constitute or result in a breach ofany representation, warranty or agreement set forth herein.

          (l) Since the date of the most recent financial statement of FTI which has been provided to I-Link, there has not been:

               (i) any material adverse change in the properties, assets, business, affairs or prospects of FTI nor, to the best of the knowledge of FTI and the FTI Shareholders, are any such changes threatened, anticipated, or contemplated;

               (ii) any actual or threatened, anticipated, or contemplated damage, destruction, loss, conversion, termination, cancellation, default or taking by eminent domain or other action by governmental authority which has affected or may hereafter affect the properties, assets, business, affairs or prospects of FTI or;

               (iii) any material and adverse dispute pending or threatened, anticipated or contemplated of any kind with any customer, supplier, source of financing, employee, landlord, subtenant or licensee of FTI or any pending or threatened, anticipated or contemplated occurrence or situation of any kind, nature or description which is reasonably likely to result in any reduction in the amount, or any change in the terms or conditions, of business with any substantial customer, supplier, or source of financing;

               (iv) any pending or threatened, anticipated or contemplated occurrence or situation of any kind, nature or description peculiar to the business of FTI and materially and adversely affecting its properties, assets, business, affairs or prospects; or

               (v) any reduction of capital, redemption of stock or dividend or distribution with respect to stock, by FTI.

          (m) FTI's Board of Directors has authorized the execution, delivery and performance of this Agreement. All present and previous stockholders, directors and officers of FTI will at any time or from time to time hereafter execute whatever minutes of meetings or other instruments and take whatever action I-Link may deem necessary or desirable to effect, perfect or confirm of record or otherwise in I-Link, full right, title and interest in and to the business, properties and assets of FTI, or to carry out the intent and purposes of the transactions contemplated hereby.

          (n) The corporate record books of FTI are in good order, complete, accurate, up to date, with all necessary signatures and set forth all meetings and actions taken by the stockholders and directors, including all actions set forth in all certificates of votes of stockholders or directors furnished to anyone at any time. The copies of FTI's Articles of Incorporation and Bylaws which have been delivered to I-Link are complete and correct.

          (o) The stock transfer books and stock ledgers of FTI are in good order, complete, accurate and up to date, and with all necessary signatures, and set forth all stock and securities issued, transferred and surrendered. No duplicate certificate has been issued at any time heretofore. No transfer has been made without surrender of the proper certificate duly endorsed. All certificates so surrendered have been duly cancelled and are attached to the proper stubs with all necessary stock powers attached thereto.

          (p) FTI owns all copyrights, rights of reproduction, trademarks, trade names, trademark applications, service marks, patent applications, patents, and patent license rights, all whether registered or unregistered, U.S. or foreign, inventions, franchises, discoveries, ideas, research, engineering, methods, practices, processes, systems, formulae, designs, drawings, products, projects, improvements, developments, know-how, and trade secrets which are used in or necessary for the conduct of its business, without conflict or infringement of any, and subject to no restriction, lien, encumbrance, right, title or interest in others. All of the foregoing stand solely in the name of FTI and not in the name of any stockholder, director, officer, agent, partner or employee or anyone else known to the FTI Shareholders, and none of the same have any right, title, interest, restriction, lien or encumbrance therein, or thereon or thereto.

          (q) Each of the FTI Shareholders is the owner, free and clear of any claim, lien, charge, or encumbrance or restriction, of the number of Shares of Company stock to be sold by him pursuant to paragraph I above, and the FTI Shareholders collectively are the owners of all of the issued and outstanding shares of common stock of FTI and each FTI Shareholder now has and will have, at the Closing, full power and authority and the legal right to sell such shares to I-Link pursuant to this Agreement.

          (r) FTI and the FTI Shareholders have not made any material misstatement of fact or omitted to state any material fact necessary or desirable to make complete, accurate and not misleading every representation, warranty and agreement set forth herein.

          (s) The assets of FTI on the Closing date shall include all of the assets set forth on Exhibit 4(s), and any others acquired in the ordinary course of business prior to the Closing date.

          (t) Other than those listed on Exhibit 4(t), FTI has no written contracts of employment with any of their shareholders, employees, agents, or sales representatives; and it has no verbal contracts of employment which cannot be terminated without default by FTI on thirty
     (30) days notice. Copies of the employment agreements listed on Exhibit 4(t) are attached as part of Exhibit 4(t).

          (u) FTI is not a party to nor subject to any collective bargaining agreement, any employee bonus plan, any deferred compensation plan, or any Pension or profit-sharing or other type of retirement plan.

          (v) FTI has filed all tax returns and reports and have paid all of their tax liabilities, including sales and payroll taxes, both federal and in all states and foreign countries where they do business; and they are not presently the subject of any tax audit by any taxing authority. FTI has paid or accrued on its books of account all taxes payable by it (including penalties and interest) and the amounts reserved for taxes on its latest financial statements attached hereto are sufficient for the payment of all taxes due for sales and payroll and/or other activities through the date of such financial statements. True and correct copies of all state and federal tax returns filed since FTI's inception have been provided as part of Exhibit 4(v).

          (w) Each of the representations, warranties and agreements contained in this Agreement, whether of FTI or any of the FTI Shareholders, is true and correct in every respect as of the date hereof. The FTI Shareholders, jointly and severally, will exonerate and indemnify I-Link and FTI against all claims, suits, obligations, liabilities, taxes and damages, including without limitation of the foregoing, reasonable attorneys'and accounting fees, based upon, arising out of or resulting from any breach of any of the representations, warranties or agreements of the FTI Shareholders or FTI herein or any Closing Certificate delivered pursuant hereto, or nonfulfillment of any of their undertakings hereunder, or the operations of FTI prior to the Closing, or any actual or alleged occurrence or situation in any way inconsistent herewith.

          (x) FTI has no subsidiaries or investments in other companies, corporations or business ventures.

          (y) FTI and each of the FTI Shareholders agree to not purchase any of the shares of I-Link from any source whatsoever at any time after the date hereof and prior the expiration of two business days following the public announcement of the Closing of this transaction by I-Link and the filing by I-Link with the SEC of a description of this transaction on Form 8-K, including the filing of all financial statements and pro-forma financial statements that shall be required to by filed by I-Link with the SEC pursuant to Form 8-K.

          (z) Every representation, warranty and agreement of the FTI Shareholders and FTI set forth in this Agreement, and any Closing Certificate delivered pursuant hereto and every one of the rights and remedies of I-Link for any one or more breaches hereof shall survive and not be deemed waived by the Closing, and shall be effective regardless of any investigation that may have been made at any time by or on behalf of I-Link.

          (aa) the FTI Shareholders represent that they are familiar with the business of I-Link, that they have been provided detailed information relating to I-Link and its businesses, including all filings made by I-Link with the United States Securities and Exchange Commission (the "SEC") for the last year; and further represent that they have been advised by I-Link to review with legal counsel of their choice the terms of this agreement and disclosure information relating to I-Link, and have had adequate opportunity to do so.


     5. Representations, Warranties and Agreements of I-Link. I-Link represents and warrants to and agrees with the FTI Shareholders that:

          (a) I-Link is duly organized and validly existing under the laws of the State of Florida and in good standing, and is authorized and qualified to own and operate its properties and assets and conduct its business as, and in all jurisdictions where, such properties and assets are owned and operated and such business conducted.

          (b) I-Link has full right, power and authority to execute, deliver and perform the terms of this Agreement. This Agreement has been duly authorized by I-Link and constitutes the binding obligation of it, enforceable in accordance with its terms.

          (c) Neither the execution and delivery of this Agreement nor consummation of the transactions contemplated hereby will conflict with or result in a breach of or constitute a default under any provision of I-Link's Articles of Incorporation or Bylaws or any indenture, loan agreement, or other material obligation or liability to which it is a party or by which it is bound.

          (d) The information concerning I-Link heretofore furnished to the FTI Shareholders does not include any material misstatement or fact, nor does it omit to state any material fact necessary to make such information not misleading.


     6. The Closing. The conveyance of all of the FTI Shareholders' shares in FTI to I-Link shall take place at the offices of I-Link in Salt Lake City, Utah, not later than January 31, 1997, or at such other time or place as shall be fixed by the mutual consent of the parties. Said date of conveyance is herein called the "Closing". At the Closing (i) the FTI Shareholders shall deliver to I-Link certificates evidencing not less than 100% of the issued and outstanding shares of FTI, in each case duly endorsed for transfer in blank or accompanied by a blank stock power or with such other endorsements or instruments of transfer as I-Link may reasonably request, together with the Closing Certificate and other documents and matters referred to in subparagraphs (ii), (iii), (iv), (vii), (ix), (x), and (xi) of subparagraph 8(a) below; and (ii) I-Link shall deliver to the FTI Shareholders the employment agreements described in paragraph 2(b), and the Closing
Certificate referred to in subparagraph 8(b) below.


     7. Actions Prior to Closing. After January 1, 1997, and prior to the Closing, and except as may be first approved in writing by I-Link, or as otherwise permitted or contemplated by this Agreement, (i) the business of FTI shall be conducted only in the usual and ordinary course without the creation of indebtedness for money borrowed, except in the ordinary course of business, (ii) no change shall be made in the Articles of Incorporation or Bylaws of FTI, (iii) no shares of stock of FTI or its Affiliates shall be authorized for issuance or issued or delivered from treasury and no agreement for such issuance or delivery thereof shall be entered into, (iv) no dividend or other distribution in respect of and no redemption of any shares of stock of any class of FTI or its Affiliates shall be made by FTI (v) no increases shall be made in the compensation (including any commissions or bonuses) payable or to become payable by FTI or its Affiliates to any employee, (vi) no contract or commitment shall be entered into by or on behalf of FTI or its Affiliates except in the ordinary course of business, (vii) FTI will continue in effect its existing insurance coverage on all its properties, assets, business and personnel, (viii) no general increases shall be made in wages or benefits of any group of employees as a result of collective bargaining or otherwise and (ix) FTI will not subject any of its property or assets to any material lien, claim, charge, option or encumbrance nor will it do or omit to do any act which will cause a material breach in any contract, agreement, lease, commitment or obligation to which it is a party or by which it is bound.


     FTI and the FTI Shareholders shall also provide I-Link with information, including financial information for the period from FTI's inception through the Closing, prepared in accordance with generally accepted accounting principles and acceptable to I-Link, and shall fully cooperate with I-Link's auditors and legal counsel, in order to enable I-Link to prepare and make all necessary state and federal filings. FTI and the FTI Shareholders shall afford to the officers, directors, and/or the authorized representatives of I-Link free access to their facilities, properties and records in order that I-Link may have the full opportunity to undertake such reasonable due diligence as I-Link shall deem prudent in confirming the representations and warranties of FTI and in preparing said filing materials.


8.   Conditions of I-Link's and the FTI Shareholders' Performance.

          (a) The obligation of I-Link to consummate this Agreement is subject to the satisfaction at the Closing, or waiver by I-Link in writing, of each of the following conditions:

               (i) All proceedings taken in connection with the transactions contemplated herein and all instruments and documents required in connection therewith or incident thereto shall be satisfactory in form to Hardy & Allen, legal counsel for I-Link.

               (ii) The representations and warranties of FTI and the FTI Shareholders contained in this Agreement or in any Closing Certificate or other document delivered to I-Link pursuant hereto shall be deemed to have been made again at the Closing and shall then be true in all material respects; the FTI Shareholders and FTI shall have performed and complied with all agreements and conditions required by this Agreement to be performed or complied with by them prior to or at the Closing; the FTI Shareholders and FTI shall not be in default under any of the provisions of this Agreement; and I-Link shall have been furnished with Closing Certificates of the FTI Shareholders dated the Closing date, certifying to the fulfillment of the foregoing conditions and the due performance of such covenants and agreements and further certifying that neither FTI or the FTI Shareholders are a party to any litigation or has knowledge of any claim, brought or threatened, seeking to recover damages or to prevent FTI or the FTI Shareholders from continuing to use FTI's assets or to conduct its business in the manner as the same were used or conducted prior thereto, and which litigation or claim is likely to result in any judgment, order, decree or settlement which will materially and adversely affect the financial condition or business of FTI;

               (iii) I-Link shall have received the resignations of all of the directors and officers of FTI;

               (iv) Owners of not less than 100% of the issued and outstanding shares of FTI shall have executed this Agreement;

               (v) At the Closing date, no governmental agency or body, or other person or entity, shall have instituted or threatened any action to restrain or prohibit any of the transactions contemplated by this Agreement;

               (vi) FTI shall have entered into Employment and Non-Competition Agreements with Edwards and Nelson, and such of its other employees as I-Link shall require, in substantially the same form as set forth in the attached Exhibit 2(b); and

               (vii) The business of FTI as a going concern shall not have been adversely affected in any material way as the result of any Act of God, fire, flood, explosion, war, labor disturbance or other casualty or any other occurrence.

               (viii) the FTI Shareholders shall deliver to I-Link within 15 days after Closing certificates of search of the Uniform Commercial Code filings maintained at the state or county offices where such filings are regularly maintained in each jurisdiction where any assets or leasehold interests of FTI are located, dated not prior to Closing, and in form and substance satisfactory to I-Link. Such certificates shall show searches of filings with respect to each of the FTI Shareholders, FTI and all other names under which FTI has conducted business.

               (ix) the FTI Shareholders shall cause to be executed and delivered to I-Link at Closing an Estoppel Certificate signed by the landlord under any real property leases under which FTI is a tenant, in substantially the same form as attached hereto as Exhibit 8(a)(ix).

               (x) Final approval of this Agreement and the transactions contemplated herein by the Board of Directors of I-Link.

               (xi) Final acceptance by I-Link's accounting firm of the financial statements of FTI which are attached hereto as sufficient to satisfy all of the regulatory and reporting requirements of all securities laws applicable to I-Link.

          (b)  The obligation of the FTI Shareholders to consummate this Agreement is subject to the satisfaction at the Closing, or waiver by the FTI Shareholders in writing, of the conditions that the representations and warranties of I-Link contained in this Agreement or in any Closing Certificate or other document delivered to the FTI
     Shareholders pursuant hereto shall be deemed to have been made again at the Closing and shall then be true in all material respects; I-Link shall have performed and complied with all agreements and conditions required by this Agreement to be performed or complied with by it prior to or at the Closing; and the FTI Shareholders shall have been furnished with a Closing Certificate of appropriate officers of I-Link dated as of the Closing date, certifying to the fulfillment of the foregoing conditions.


     9.  Non-Competition and Non-Disclosure Covenants.  Each of the FTI Shareholders
hereby covenants and agrees that for a period of three (3) years from the date of
Closing that he will not within any geographic market in which I-Link or its affiliates conduct business, directly or indirectly compete, whether as an owner, partner, officer, director or employee, with I-Link in any business in which I-Link or FTI is presently engaged.  This covenant is entered into between the parties hereto with full knowledge of its nature and extent.  The FTI
Shareholders hereby acknowledge that this covenant is an essential part of this Agreement and that this covenant is enforceable by injunctive relief in the event of a breach or threatened breach hereof by the FTI Shareholders or any of them.

     Each of the FTI Shareholders and FTI agrees not to disclose to any person or entity, without the prior written consent of I-Link, (i) any of the terms of this Agreement, or (ii) any customer lists, suppliers, manufacturing methods, sales methods, price or cost information, or any financial information regarding FTI or this acquisition, or any other confidential or proprietary information of FTI at any time hereafter.


     10.  Termination and Amendment.

          (a)  This Agreement may be terminated by any party upon written notice if the Closing referred to in paragraph 5 hereof shall not have occurred on or prior to
     January 31, 1997.

          (b)  This Agreement may be terminated by any party at any time prior to the time fixed for Closing in paragraph 6 hereof upon written notice to the other parties:
               (i) If the representations, warranties and agreements or conditions of this Agreement to be complied with or performed by FTI or the FTI
          Shareholders (in the case of I-Link) or I-Link (in the case of the FTI
          Shareholders) on or before the Closing shall not have then been complied with or performed in some material respect and such material noncompliance or nonperformance shall not have been waived by the party giving notice of termination or shall not have been cured by the defaulting party, or cure thereof commenced and diligently prosecuted thereafter by such party within
          10 days after written notice of such material noncompliance or nonperformance is given by the non-defaulting party;

               (ii) If any governmental action is commenced to prevent the consummation of the transactions contemplated hereby; or

               (iii)  By mutual consent of the parties.

          (c)  This Agreement may be terminated by I-Link subsequent to the Closing if any of the Contingencies set forth in Subparagraph 2(a) are not fully met.

          (d)  Any representations, warranties, agreements or conditions of this
     Agreement may be waived at any time by the party entitled to the benefit thereof by action taken and evidenced by a written waiver executed by any such party.


     11.  Commissions and Fees.  Each of the parties hereto represents and warrants that it has dealt with no broker or finder in connection with any of the transactions contemplated by this Agreement.  In the event that any finder's fee or broker's commission shall become payable by any party hereto as a result of such party's misrepresentation or breach of warranty such fee and commission shall be the sole and exclusive responsibility and liability of such party with no right of contribution by any other party.  In the event that any finder's fee or broker's commission shall become payable by any party, other than as set forth herein, as a result of such party's misrepresentation or breach of warranty, the breaching party shall indemnify, defend and hold all other parties harmless in respect of all claims, losses, expenses and obligations (including reasonable attorney's fees) to the extent that the same arise or result from such finder's fee or broker's commission.  Each of the parties hereto will bear its own legal fees in connection with the transactions contemplated by this Agreement; and none of such fees shall be charged to FTI.  All reasonable audit fees incurred on behalf of FTI in connection with the transactions contemplated by this Agreement shall be charged to and paid by I-Link.


     12.  Miscellaneous.

          (a)  Severability.  If any term or provision of this Agreement including the exhibits hereto or the application thereof to any person, property or circumstances shall to any extent be invalid or unenforceable, the remainder of this Agreement including the exhibits or the application of such term or provision to persons, property or circumstances other than those as to which it is invalid and unenforceable shall not be affected thereby, and each term and provision of this Agreement and the exhibits shall be valid and enforced to the fullest extent permitted by law.

          (b)  Notices.  Any notices hereunder shall be deemed given, and any instrument delivered, upon mailing by registered or certified mail, postage prepaid, or upon sending of such notice by straight telegram, telegraphic charges prepaid as follows:



     If to the FTI Shareholders:

                   Robert W. Edwards, Jr.
                   2657 East Des Moines
                   Mesa, AZ  84092

                   Jerald L. Nelson
                   10242 Ashley Hills Circle
                   Sandy, UT  84092

     If to I-Link:

                   I-Link Incorporated
                   Attn:  Karl R. Ryser, Jr., CFO
                   65 E. Wadsworth Park Dr., Suite 202
                   Draper, UT  84020


     except that any of the foregoing may from time to time by written notice to the others designate another address which shall thereupon become its effective address for the purposes of this paragraph.

          (c)  Entire Agreement and Amendments.  This Agreement including the exhibits referred to herein which are a part hereof, contains the entire understanding of the parties hereto with respect to the subject matter contained herein and may be amended only by a written instrument executed by the FTI Shareholders and I-Link or their respective successors or assigns.  There are no restrictions, promises, warranties, covenants, or undertakings other than those expressly set forth herein. The paragraph headings and table of contents contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

          (d)  Counterparts.  This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

          (e)  Parties in Interest.  This Agreement shall inure to the benefit of and be binding upon the FTI Shareholders and I-Link and their respective successors, heirs and assigns.

          (f)  Applicable Law and Choice of Forum.  This Agreement shall be governed by the laws of the State of Utah.  Any legal action commenced in connection herewith or alleging any default hereunder shall be brought in Federal Court in the
     State of Utah.


     IN WITNESS WHEREOF, the parties have executed this Agreement to be effective on the date first above written.


MEDCROSS, INC. (to be renamed      FAMILY TELECOMMUNICATIONS
I-LINK INCORPORATED)               INCORPORATED



By: _______________________________          By: _________________________________
      John W. Edwards                              Robert W. Edwards, Jr.
      President                               President



_________________________________       _____________________________________
ROBERT W. EDWARDS, JR.             JERALD L. NELSON
                             Index to Exhibits





Exhibit 2(b)        I-Link Employment Contracts

Exhibit 4(f)        FTI Financial Statements

Exhibit 4(g)        Listing of Material Obligations (Contracts, Leases, etc.)

Exhibit 4(h)        FTI Accounts Receivable

Exhibit 4(j)        Copies of Leases

Exhibit 4(s)        List of FTI Assets

Exhibit 4(v)        FTI Tax Returns

Exhibit 8(a)(ix)    Estoppel Certificate (Real Property Leases)
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